     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               QLOGIC CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                           33-0537669
  (State or other jurisdiction of incorporation or          (I.R.S. Employer Identification No.)
                   organization)

                            ------------------------

              3545 HARBOR BOULEVARD, COSTA MESA, CALIFORNIA 92626
                                 (714) 438-2200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                               THOMAS R. ANDERSON
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               QLOGIC CORPORATION
              3545 HARBOR BOULEVARD, COSTA MESA, CALIFORNIA 92626
                                 (714) 438-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                  NICK E. YOCCA, ESQ.                                   JORGE A. DEL CALVO, ESQ.
                   K.C. SCHAAF, ESQ.                                     STANTON D. WONG, ESQ.
                MICHAEL H. MULROY, ESQ.                                  GEORGE A. GUCKER, ESQ.
                 NUMAN J. SIDDIQI, ESQ.                                    ANN E. TARDY, ESQ.
            STRADLING YOCCA CARLSON & RAUTH,                         PILLSBURY MADISON & SUTRO LLP
               A PROFESSIONAL CORPORATION                                 2700 SAND HILL ROAD
          660 NEWPORT CENTER DRIVE, SUITE 1600                        MENLO PARK, CALIFORNIA 94025
            NEWPORT BEACH, CALIFORNIA 92660                              PHONE: (415) 233-4500
                 PHONE: (714) 725-4000                                    FAX: (415) 233-4545
                  FAX: (714) 725-4100

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-25881

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                                        PROPOSED MAXIMUM
                                                      PROPOSED MAXIMUM      AGGREGATE
TITLE OF EACH CLASS OF                AMOUNT TO BE     OFFERING PRICE       OFFERING          AMOUNT OF
SECURITIES TO BE REGISTERED(1)        REGISTERED(2)     PER SHARE(3)       PRICE(2)(3)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock ($.10 par value)        345,000 shares        $30.25          $10,436,250         $3,163
===========================================================================================================

(1) This Registration Statement also applies to preferred stock purchase rights under the Registrant's Rights Agreement which are attached to and tradable only with the shares of Common Stock registered hereby. No registration fee is required for such rights as they will be issued for no additional consideration.

(2) Includes 45,000 shares of Common Stock which may be purchased by the Underwriters to cover over-allotments, if any.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on August 6, 1997.

================================================================================

              INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                        ON FORM S-3 (FILE NO. 333-25881)

     QLogic Corporation (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-25881) declared effective on August 7, 1997 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission as exhibits thereto.

                                 CERTIFICATION

     The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $3,163 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on August 8, 1997); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on August 8, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 7th day of August, 1997.

                                          QLOGIC CORPORATION

                                          By:      /s/ THOMAS R. ANDERSON
                                            ------------------------------------
                                            Thomas R. Anderson
                                            Vice President and Chief Financial
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                 TITLE                    DATE
-----------------------------------------------    -------------------------    ----------------

*                                                  Chairman of the Board of       August 7, 1997
-----------------------------------------------            Directors
Gary E. Liebl

                /s/ H.K. DESAI                         President, Chief           August 7, 1997
-----------------------------------------------      Executive Officer and
                  H.K. Desai                               Director

            /s/ THOMAS R. ANDERSON                 Vice President and Chief       August 7, 1997
-----------------------------------------------        Financial Officer
              Thomas R. Anderson

*                                                   Secretary and Treasurer       August 7, 1997
-----------------------------------------------
Michael R. Manning

*                                                          Director               August 7, 1997
-----------------------------------------------
Jim Bixby

*                                                          Director               August 7, 1997
-----------------------------------------------
Carol Miltner

*                                                          Director               August 7, 1997
-----------------------------------------------
George Wells

*By:      /s/ THOMAS R. ANDERSON

     ---------------------------------
            Thomas R. Anderson
             Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                          DESCRIPTION
-------    -----------------------------------------------------------------------------------
    5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation
   23.1    Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (see Exhibit
           5.1)
   23.2    Consent of Independent Auditors